UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Sino Green Land Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53208	54-0484915
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation)		Identification No.)

6/F No. 947, Qiao Xing Road, Shi Qiao Town
Pan Yu District, Guang Zhou
People’s Republic of China
(Address of registrant’s principal executive office)

86-20-84890337
(Registrant’s telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2010, Sino Green Land Corporation (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) with Yan Pan. Under the agreement, Yan Pan will be employed by the Company as its Chief Operating Officer. Mr. Pan will receive an annual salary of $54,000 as well as 1,000,000 shares of the Company’s common stock. A copy of the Agreement is furnished with this report as Exhibit 10.1 and is incorporated herein by reference. See Item 5.02 below for additional information regarding the restructuring of our management team.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2010, the Board of Directors of the Company resolved to terminate the employment of Chi Ming Leung, the Company’s Chief Executive Officer. Mr. Leung is no longer able to perform all the duties required of the Company’s Chief Executive Officer due to illness. The Board appointed Anson Yiu Ming Fong, the Company’s Chairman of the Board, to replace Mr. Leung as Chief Executive Officer of the Company.

In addition, on April 29, 2010, Xiong Luo resigned from his position as the Chief Operating Officer of the Company. Mr. Luo will continue to serve in the capacity of Corporate Secretary of the Company.

The Board appointed Yan Pan as the new Chief Operating Officer of the Company. See Item 1.01 above. There is no arrangement or understanding between Mr. Pan and any other person pursuant to which he was selected as an executive officer of the Company. There is no family relationship between Mr.Pan and any other executive officer or director.

Prior to being appointed as the Company’s Chief Operating Officer, Mr. Pan, age 43, served as general manager of the Chinese operations of a Swedish outsourcing company, Outsource Supply Management. Mr. Pan was responsible for overseeing client servicing, suppliers and overall strategic business development from 2001 to 2007. From 2007 to July 2009, Mr. Pan served as director of the luxury product business for Vasto, an Italian menswear brand owned by a Chinese family. Mr. Pan oversaw brand positioning, product development, retail development and supplier management. With his marketing experience with major brands, Mr. Pan will help the Company build and manage a major brand in China. Mr. Pan has been employed by the Company since July 2009 as Project Manager. Mr. Pan’s experience in dealing with suppliers has been, and will continue to be, beneficial to the Company in managing our large supplier pool.

The Company has not entered, and does not currently propose to enter, into any transactions in which the amount involved exceeds or would exceed $120,000 and in which any of the newly elected officers had or will have a direct or indirect material interest, except that Mr. Fong received a base salary of $160,000 in 2009 in his capacity as the Chairman of the Board.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement, dated May 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINO GREEN LAND CORPORATION

Date: May 5, 2010	By:	/s/ Anson Yiu Ming Fong
Name:Anson Yiu Ming Fong
Title: Chief Executive Officer